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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02717) pertaining to the Vencor, Inc. 1987 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-40737) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 33-34191) pertaining to the Vencor, Inc. 1987 Stock Option Plan for Non-Employee Directors; the Registration Statement (Form S-8 No. 333-40735) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-25519) pertaining to the TheraTx, Inc. 1996 Stock Option/Stock Issuance Plan, the Registration Statement pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors (Form S-3 No. 333-65642), the Shelf Registration Statement (Form S-3 No. 333-90756) pertaining to Ventas, Inc. and subsidiaries; and the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan, of our report dated February 8, 2002, except for Note 17 as to which the date is November 29, 2002, with respect to the consolidated financial statements of Ventas, Inc. included in this Current Report on Form 8-K.


                                                           /s/ Ernst & Young LLP


Louisville, Kentucky
November 29, 2002